Exhibit 1



                             JOINT FILING AGREEMENT


            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.00001 per share, of ASHA Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 20th day of January, 1998.



GREENMOTORS LLC

By: /s/ Gary K. Duberstein
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   Gary K. Duberstein
   Vice President


   /s/ Alfred D. Kingsley
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   Alfred D. Kingsley


   /s/ Gary K. Duberstein
   ----------------------------------
   Gary K. Duberstein




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